EXHIBIT 16

                      SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

                              KPM EQUITY PORTFOLIO

        The Total Return information shown in the Statement of Additional Information for the KPM Equity Portfolio was calculated as follows:

TOTAL RETURN:

   P(1+T)n = ERV
    Where:   P    =  a hypothetical initial payment of $1,000
             T    =  average annual return
             n    =  number of years
             ERV  =  ending redeemable value of a hypothetical $1,000 payment made at the beginning of a period, at the end of the period

        The   computation  of  average  annual  return  assumes   dividends  and
distributions are reinvested at net asset value (as stated in the prospectus) on the reinvestment dates during the period.

        The ending redeemable value assumes a complete redemption at the end of the period.

        Total Return for the Period Ending June 30, 1997:

              P   =   $1,000 (initial value)
              n   =   1 year
              ERV =   $1,309 (ending redeemable value)

              Solve for T:
                     $1,000 (1+T)1  =   $1,309
                            T       =   .309 or 30.9% annualized

        Total Return from Inception (July 5, 1994) to June 30, 1997:

              P = $1,000  (initial  value)
              n = 2.9890 years (1,091 days)
              ERV = $1,986 (ending redeemable value)

              Solve for T:
                       $1,000 (1+T)2.9890   =   $1,986
                                    T       =   .258 or 25.8% annualized


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                           KPM FIXED INCOME PORTFOLIO

        The Total Return information shown in the Statement of Additional Information for the KPM Fixed Income Portfolio was calculated as follows:

TOTAL RETURN:
   P(1+T)n = ERV
     Where:  P    =  a hypothetical initial payment of $1,000
             T    =  average annual return
             n    =  number of years
             ERV  =  ending redeemable value of a hypothetical $1,000 payment made at the beginning of a period, at the end of the period

        The   computation   average   annual   return   assumes   dividends  and
distributions are reinvested at net asset value (as stated in the prospectus) on the reinvestment dates during the period.

        The ending redeemable value assumes a complete redemption at the end of the period.

        Total Return for the Period Ending June 30, 1997:

             P    =  $1,000 (initial value)
             n    =  1 year
             ERV  =  $1,080 (ending redeemable value)

             Solve for T:
                    $1,000 (1+T)1  =   $1,080
                           T       =   .080 or 8.0% annualized

        Total Return from Inception (July 5, 1994) to June 30, 1997:

             P    =  $1,000  (initial  value)
             n    =  2.9890 years (1,091 days)
             ERV  =  $1,228 (ending redeemable value)

             Solve for T:
                    $1,000 (1+T)2.9890   =  $1,228
                                  T      =  .071 or 7.1% annualized

        The yield quotation for the KPM Fixed Income Portfolio described in the Statement of Additional Information was calculated according to the following formula for the 30-day period ending June 30, 1997.

                             YIELD = 2[(a/cd-1)6-1]

   a  =  dividends and interest earned during period net for accrued  expenses
         (net of reimbursements) or $40,294

   c = the average daily number of shares outstanding during the period that were entitled to receive dividends of $834,179,018

   d  =  the maximum offering price per share on the last day of the period or
         $10.42

The yield for the 30-day period was 5.63%.